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                                                             Exhibit 23.2


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 1997 included in Charles E. Smith Residential Realty, Inc.'s Form 10-K for the year ended December 31, 1996 and our reports dated May 9, 1997 and October 17, 1997 on the audited statements of revenues and certain expenses included in Charles E. Smith Residential Realty, Inc.'s Form 8-Ks and to all references to our Firm included in this registration statement.


                                               /s/


                                               ARTHUR ANDERSEN LLP



Washington, D.C.
March 5, 1998